Exhibit (a)(1)(D)

LETTER TO CLIENTS

Offer to Exchange

by

FGL HOLDINGS

of

Any and all of its 70,883,334 Outstanding Warrants to Purchase Ordinary Shares

For 0.11 Ordinary Shares and $0.98 Per Warrant

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON OCTOBER 4, 2018, OR SUCH LATER TIME AND DATE TO WHICH THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the offer to exchange dated September 6, 2018 (the “Offer to Exchange”) and the related letter of transmittal (“Letter of Transmittal”) (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the Offer by FGL Holdings (the “Company”, “we”, “us” or “our”) to exchange any and all of its 70,883,334 outstanding warrants (the “Warrants”), for 0.11 ordinary shares, par value $0.0001 (the “Ordinary Shares”) and $0.98 in cash, without interest, per Warrant (the “Exchange Consideration”), (each of the Warrants representing the right to purchase one Ordinary Share, at an exercise price of $11.50 per share) upon the terms and subject to certain conditions of the Offer. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Exchange.

NO FRACTIONAL ORDINARY SHARES WILL BE ISSUED. WARRANTS MAY ONLY BE EXCHANGED FOR WHOLE ORDINARY SHARES. IN LIEU OF ISSUING FRACTIONAL ORDINARY SHARES TO WHICH ANY HOLDER OF WARRANTS WOULD OTHERWISE HAVE BEEN ENTITLED, THE COMPANY WILL ROUND THE NUMBER OF ORDINARY SHARES TO WHICH SUCH HOLDER IS ENTITLED, AFTER AGGREGATING ALL FRACTIONS, DOWN TO THE NEXT WHOLE NUMBER OF ORDINARY SHARES. THE COMPANY WILL PAY A CASH ADJUSTMENT FOR ALL FRACTIONAL ORDINARY SHARES BASED UPON THE CLOSING PRICE OF THE ORDINARY SHARES ON THE BUSINESS DAY PRECEDING THE SETTLEMENT.

The Offer is being made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Section 3(a)(9) of the Securities Act. The Company has not filed and will not file a registration statement under the Securities Act or any other federal or state securities laws with respect to the Offer.

The Offer is only available for outstanding Warrants. The Company also has outstanding Ordinary Shares that are not within the scope of the Offer. On the terms and subject to the conditions of the Offer, the Exchange Consideration will only be issued for Warrants validly tendered and not properly withdrawn before the Expiration Date.

We are the holder of record of Warrants held for your account. As such, we are the only ones who can tender your Warrants in the Offer, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only; you cannot use it to tender Warrants we hold for your account.

Please instruct us as to whether you wish us to tender any or all of the Warrants we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.	You may tender your Warrants and receive the Exchange Consideration of 0.11 Ordinary Shares and $0.98 in cash, without interest, per Warrant, as indicated in the attached Instruction Form;

2.	The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, at the end of the day on October 4, 2018, or such later time and date to which the Company extends the Offer;

3.

The Offer is not conditioned on any minimum number of Warrants being tendered. However, the Offer is subject to certain other conditions. If certain events occur, the Company may not be obligated to purchase Warrants pursuant to the Offer. See “The Offer—Section 5. Conditions of the Offer” of the Offer to Exchange;

4.	The Offer is for any and all of the outstanding 70,883,334 Warrants; and

5.

Tendering Warrant holders who are registered Warrant holders or who tender their Warrants directly to the Depositary will not be obligated to pay any brokerage commissions or fees, or solicitation fees except as set forth in the Offer to Exchange and the Letter of Transmittal.

If you wish to have us tender any or all of your Warrants, please so instruct us by completing, executing, detaching and returning the attached Instruction Form. If you authorize us to tender your Warrants, we will tender all your Warrants unless you specify a lesser number on the attached Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf before the Expiration Date of the Offer. Please note that the Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, at the end of the day on October 4, 2018, or such later time and date to which the Offer is extended.

The Offer is being made solely pursuant to the Offer to Exchange and the related Letter of Transmittal and is being made to all record holders of the Warrants. The Offer is not being made to holders of Warrants residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of that jurisdiction.

None of the Company, the Company’s board of directors, the Information Agent, the Depositary, the Financial Advisor or their respective affiliates is making any recommendation to you as to whether to tender or refrain from tendering your Warrants pursuant to the Offer. You must make your own decision as to whether to tender your Warrants and, if so, how many Warrants to tender. In doing so, you should read carefully the information set forth or incorporated by reference in the Offer to Exchange and in the related Letter of Transmittal, including the purposes and effects of the Offer. See “Special Factors—Section 1. Purposes, Alternatives, Reasons and Effects,” and “The Offer—Section 10. Information Concerning the Company” of the Offer to Exchange. You should discuss whether to tender your Warrants with your broker or other tax or financial advisor, if any.

Warrant holders who choose not to tender will not receive Exchange Consideration for their Warrants.

INSTRUCTION FORM WITH RESPECT TO

Offer to Exchange

by

FGL HOLDINGS

of

Any and all of its 70,883,334 outstanding Warrants to Purchase Ordinary Shares

For 0.11 Ordinary Shares and $0.98 Per Warrant

The undersigned acknowledge(s) receipt of your letter and the offer to exchange dated September 6, 2018 (the “Offer to Exchange”) and the related letter of transmittal (“Letter of Transmittal”) (which together, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the Offer by FGL Holdings (the “Company”) to exchange any and all of its 70,883,334 outstanding warrants (the “Warrants”), for 0.11 ordinary shares, par value $0.0001 (the “Ordinary Shares”) and $0.98 in cash, without interest, per Warrant (the “Exchange Consideration”), (each of the Warrants representing the right to purchase one Ordinary Share, at an exercise price of $11.50 per share) upon the terms and subject to certain conditions of the Offer. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Offer to Exchange.

The undersigned hereby instruct(s) you to tender to the Company the number of Warrants indicated below or, if no number is indicated below, all Warrants which are beneficially owned by the undersigned and registered in your name for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

NUMBER OF WARRANTS TO BE TENDERED HEREBY:

SIGNATURE:

(1)	Unless otherwise indicated, it will be assumed that all Warrants held by us for your account are to be tendered.

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